UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2025

Biofrontera Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40943	47-3765675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Presidential Way, Suite 330 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 245-1325

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BFRI	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC
Warrants	BFRIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of George Jones as Chief Commercial Officer

On August 11, 2025, Biofrontera Inc. (the “Company”) announced that, starting on August 25, 2025, George Jones will serve as the Chief Commercial Officer of the Company. Mr. Jones is an experienced commercial executive with more than 25 years of commercial leadership experience in the pharmaceutical and biotech sectors. Prior to joining the Company, Mr. Jones (age 52) recently served as Chief Operating Officer at UpScriptHealth since 2021. Prior to UpScriptHealth, Mr. Jones held senior commercial roles at Currax Pharmaceuticals since 2015.

The Company has entered into an Employment Agreement with Mr. Jones. The following description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Employment Agreement entitles Mr. Jones to, among other benefits, the following compensation:

●	An annual base salary of $315,000.00
●	A bonus of up to 50% of his base salary, upon attainment of performance goals set in advance by the Company’s board of directors
●	Receipt of no less than 100,000 stock options, one-third of which shall be awarded following completion of each of the first three full years of service and which shall be subject to a one-year vesting schedule and other terms, conditions, and restrictions imposed upon all awards under the Company’s employee stock option program
●	Participation in the Company’s employee benefit programs and arrangements that the Company makes available to its employees

In the event that Mr. Jones experiences a termination of his employment without “cause” or he resigns for “good reason” outside of period during which provisions related to a “change in control” (as such terms are defined in the employment agreement) are in effect, provided that he executes and makes effective a release of claims against the Company and its affiliates, Mr. Jones will become entitled to a lump sum payment in an amount equal to one-twelfth of his annual base salary for each full year of employment; further provided that such payment will not be less than six months of, nor than two full years of, his then-current base salary. If Mr. Jones experiences a termination of his employment without “cause” or he resigns for “good reason” within a certain period of a “change in control,” he will be entitled to certain benefits and an enhanced severance payment. The Employment Agreement contains customary expense reimbursement, indemnification, non-disclosure, non-competition, and non-solicitation provisions.

Other than his Employment Agreement, there are no arrangements or understandings between Mr. Jones and any other person with respect to his appointment, and Mr. Jones has no family relationship with any director or executive officer of the Company. Mr. Jones is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 7.01	Regulation FD Disclosure.

On August 11, 2025 the Company issued a press release announcing the appointment described in Item 5.02 of this Current Report on Form 8-K (the “Form 8-K”). The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

10.1	Employment Agreement dated July 18, 2025
99.1	Press release dated August 11, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 11, 2025	Biofrontera Inc.
(Date)	(Registrant)

/s/ E. Fred Leffler, III
E. Fred Leffler, III
Chief Financial Officer